U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Global Technology Acquisition Corp. I

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	66-0969672
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

19 West 24th Street, 10th Floor, New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one Class A ordinary share, and one-half of one redeemable Warrant	NASDAQ Global Markets

Class A ordinary share, par value $0.0001 per share	NASDAQ Global Markets

Warrants, each whole warrant exercisable for one share of Class A ordinary share at an exercise price of $11.50	NASDAQ Global Markets

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement file number to which this form relates:

333-257861

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares and warrants to purchase Class A ordinary shares of Global Technology Acquisition Corp. I (the “Company”). The description of the units, Class A ordinary shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-257861) initially filed with the U.S. Securities and Exchange Commission on July 12, 2021, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-1 (File No. 333-257861), filed with the Securities and Exchange Commission on July 12, 2021).

3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-257861), filed with the Securities and Exchange Commission on July 12, 2021).

3.2	Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-257861), filed with the Securities and Exchange Commission on October 4, 2021).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-257861), filed with the Securities and Exchange Commission on October 4, 2021).

4.2	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-257861), filed with the Securities and Exchange Commission on July 12, 2021).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-257861), filed with the Securities and Exchange Commission on July 12, 2021).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 (File No. 333-257861), filed with the Securities and Exchange Commission on July 12, 2021).

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-257861), filed with the Securities and Exchange Commission on July 12, 2021).

10.3	Form of Registration Rights Agreement among the Company and certain security holders (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-257861), filed with the Securities and Exchange Commission on July 12, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

Global Technology Acquisition Corp. I

By:	/s/ Claudia Gast
Claudia Gast
Chief Financial Officer and Secretary

Dated: October 20, 2021

[Signature Page to Form 8-A]